Exhibit 99.1

KARTOON STUDIOS’ PARTNERS WITH

WORLD’S LARGEST DIGITAL COLLECTIBLES PLATFORM, VEVE, AND MULTIVERSE

CLOTHING COMPANY INC. FOR FIRST EVER

LINE OF STAN LEE LIMITED-EDITION

“PHYGITAL” COLLECTIONS

Collections Include Original Art from Contemporary

Artists- Rob Prior, Burton Morris, and Punk Me

Tender- Who are Creating New Art for Stan Lee

Universe

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Beverly Hills, California – April XX, 2024: Kartoon Studios (NYSE AMERICAN:TOON), the controlling partner of “Stan Lee Universe, LLC,” partners with VeVe, the global leader in digital collectibles and comics derived from some of the world’s best known IP, such as Star Wars, associated with powerhouses, including Disney and Marvel, as well as being the top-grossing Entertainment App in the Google Play and Apple stores, and groundbreaking Multiverse Clothing Company Inc. to produce a series of limited-edition Stan Lee digital and physical collectibles to be included in launches aimed for June and July around San Diego Comic-Con.

These exclusive collections will feature never-before-seen by the public artwork created by three of the most renowned contemporary pop culture artists, Rob Prior, Burton Morris, and Punk Me Tender. Prior and Morris have had both a professional and personal relationship with Stan Lee over the years, inspiring their own creativity. All three artists are currently producing Stan Lee limited-edition portraits for the special summer release, as well as creating artwork for the forthcoming Stan Lee Universe.

The “phygital” collections will blend fine art with smart fashion and include special digital collectibles by VeVe. The limited-edition apparel lines will come with Easter Eggs that unlock various value adds for fans. In some cases, lucky fans will discover they are now owners of priceless Stan Lee art signed by these world-famous artists.

“We have always believed that the Stan Lee Universe will ignite imaginations in new ways and this innovative deal with VeVe that merges fine art, fandom, and the physical with the digital worlds, alongside the newly launched Stan Lee Presents channel; dedicated Stan Lee Store on Amazon; and upcoming launch of the Stan Lee Universe stories are key building blocks to making that a reality,” stated Lloyd Mintz, SVP of Global Consumer Products, Kartoon Studios, and former Hasbro and Disney consumer products executive. “Stan Lee remains a pioneering force in the industry, and there is a huge passion around him and all that he stood for. I have not been as enthusiastic about the possibilities of a brand since launching the MONOPOLY gaming business at Hasbro, which went on to become a ground-breaking success. The possibilities around the Stan Lee brand are endless as we unlock a treasure trove of a whole new generation of superheroes.”

“VeVe is ecstatic to be the digital partner in this innovative collaboration. We and our tight knit community of collectors are huge fans of the legendary Stan Lee, having dropped many limited-edition comics and collectibles borne from the iconic characters & stories he co-created. This exciting collab brings a new dimension of fine art & fashion to VeVe, whilst introducing new fans into the fun & exciting world of digital collecting. As an avid collector and fan of Stan Lee, Rob Prior, and Burton Morris – I can’t wait to experience the thrill of this new collection,” noted David Yu, VeVe’s CEO and co-founder.

Mintz adds: “By weaving their extraordinary works of art into these physical and digital collections, we are delivering a truly unique opportunity for fans to experience the Stan Lee Universe in deeper and more immersive ways. This coupled with the idea that a few lucky fans, can find special Easter Eggs in their apparel designs that allow them to win signed works of art by artists whose works have sold for tens to hundreds of thousands of dollars, just makes these releases even more extraordinary.”

“Stan was such an iconic trailblazer in his day that it seems fitting that once again he is paving the way by introducing a revolutionary way for fans to experience his world through fine art, fashion and digital collectibles” said Tricia Srinivasan, Multiverse Clothing Company Inc’s co-founder.

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About Stan Lee

Known by his signature phrase “Excelsior!”, Stan Lee is one of the most prolific and legendary creators of all time. As Marvel's editor-in-chief, Stan "The Man" Lee helped build a universe of interlocking continuity, one where fans felt as if they could turn a street corner and run into a superhero from Spider-Man to the Fantastic Four, Thor, Iron Man, the Hulk, the X-Men, and more. Stan went on to become Marvel’s editorial director and publisher in 1972 and was eventually named chairman emeritus. He was the co-creator of characters appearing in 4 of the top 10 box office movies of all time, which featured Spider-Man, Iron Man, the Hulk, Thor, Guardians of the Galaxy, Black Panther, and of course the Avengers, accounting for billions of dollars of revenue for Marvel and the Walt Disney Company.

About Kartoon Studios

Kartoon Studios (NYSE AMERICAN: TOON) is a global end-to-end creator, producer, distributor, marketer, and licensor of entertainment brands. The Company’s IP portfolio includes original animated content, including the Stan Lee brand, Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, on Kartoon Channel!; Shaq’s Garage, starring Shaquille O’Neal, on Kartoon Channel!; Rainbow Rangers on Kartoon Channel! and Netflix; the Netflix Original, Llama Llama, starring Jennifer Garner, and more.

In 2022, Kartoon Studios acquired Canada’s WOW! Unlimited Media and made a strategic investment becoming the largest shareholder in Germany’s Your Family Entertainment AG (FRA:RTV), one of Europe’s leading distributors and broadcasters of high-quality programs for children and families.

Toon Media Networks, the company’s wholly owned digital distribution network, consists of Kartoon Channel!, Frederator Network, and Ameba. Kartoon Channel! is a globally distributed entertainment platform with near full penetration of the U.S. television market and international expansion underway with launches in key markets around the world, including Germany, Malaysia, India, Africa and Sub-Sahara Africa, Australia, New Zealand, Philippines, and Maldives. Kartoon Channel! and Ameba are available across multiple platforms, including iOS, Android Mobile, Web, Amazon Prime Video, Apple TV, Amazon Fire, Roku, Pluto TV, Comcast, Cox, Dish, Sling TV, Android TV, Tubi, Xumo, Samsung and LG Smart TVs. Frederator Network owns and operates the largest global animation network on YouTube, with channels featuring over 2,000 exclusive creators and influencers, garnering billions of views annually.

For additional information, please visit www.kartoonstudios.com

About Veve

Founded in 2018, VeVe was created by collectors, for collectors to bring premium licensed NFT digital collectibles to the mass market. With over 10 million NFTs sold, VeVe is the largest mobile-first digital collectibles platform and one of the top grossing Entertainment Apps in the Google Play and Apple stores.

Utilizing both blockchain and augmented reality technologies, VeVe enables users to buy, sell and play with their Digital Collectibles & Comics. VeVe has partnered with leading brands including Disney, Marvel, Lamborghini, Star Wars and more. VeVe’s 3D augmented reality photo mode allows collectors to interact & play with every digital collectible, as well as share their collectibles through VeVe’s in-app social feed, or showcase their creativity on social platforms including Twitter, Instagram, TikTok and more.

In addition, VeVe uses Ethereum’s layer 2 scaling protocol, Immutable X, which provides instant trade confirmation, scalability (over 9,000 trades per second), zero gas fees, and a 99.9% reduction in environmental footprint.

Start your digital collecting journey on the VeVe Digital Collectibles app - available on both iOS and Android or online at www.veve.me/collectibles. Visit www.veve.me/comics to discover the future of comics.

Learn more: VeVe.me | Twitter | Discord | Facebook | Instagram | Medium

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About Multiverse Clothing Company Inc.

Founded in 2022, Multiverse Clothing Company Inc. (MCCI) partners with world renown IP companies to launch groundbreaking ways to monetize their IP in both the physical and digital realms, whilst greatly enhancing the fan experience.

Multiverse Clothing Company Inc develops groundbreaking limited-edition smart fashion using graphic art related to superheroes, comic books, recording artists, animated characters, video game characters, and athletes. The stylish high-end lined smart apparel collections have built-in utility so that humans and Avatars can unlock experiences, access content and do so much more.

For additional information, please visit multiverseclothingcompany.com

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Forward-Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; the potential issuance of a significant number of shares, which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

pr@kartoonstudios.com

INVESTOR RELATIONS CONTACT:

ir@kartoonstudios.com

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